Exhibit 8.2

11 July 2016

By Courier and Email

Nordic American Offshore Ltd.
LOM Building
27 Reid Street
Hamilton HM 11
Bermuda

Dear Sirs

Re:	Nordic American Offshore Ltd. (the "Company") Registration Statement on Form F-4

1.	Subject of Opinion
We have acted as Bermuda counsel to the Company, a corporation incorporated under the laws of the Republic of the Marshall Islands ("RMI"), in connection with its proposed continuance as a Bermuda exempted company (the "Continuance") pursuant to Section 132C of the Companies Act 1981 of Bermuda (the "Companies Act"), and the filing with the Securities and Exchange Commission (the "Commission") of a registration statement on Form F-4 (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto, other than the Prospectus as defined below), under the Securities Act of 1933, as amended (the "Act") and the rules and regulations promulgated thereunder.  We refer, in particular, to the 20,724,514 common shares of par value $0.01 each in the share capital of the Company (the "Shares") which will be registered with the Commission pursuant to the Registration Statement on completion of the Continuance.  Except as otherwise defined herein, capitalised terms are used as defined in the Registration Statement.
2.	Documents Examined
For the purposes of this opinion we have examined and relied upon originals or copies of the following:
2.1	the Registration Statement; and
2.2	such other documents as we have deemed necessary in order to render this opinion (together the "Documents").
3.	Opinion Limited to Bermuda Law
We have not investigated the laws of any country other than Bermuda and this opinion is given only with respect to compliance with or matters governed by Bermuda law.  This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof and is governed by, and should be construed in accordance with, those laws.  This opinion is also limited to the matters stated herein and no opinion is to be implied or may be inferred beyond the matters expressly stated herein.  This opinion is issued solely for the purposes of the filing of the Registration Statement by the Company and is not to be relied upon in respect of any other matter.

4.	Assumptions
In giving this opinion, we have assumed:
4.1	the authenticity, accuracy and completeness of all of the Documents (including, without limitation, public records) submitted to us as originals and the conformity to authentic original documents of all of the Documents submitted to us as certified, electronic or photostatic copies;
4.2	the genuineness of all signatures on the Documents submitted to us;
4.3	the truth, accuracy and completeness as at the date hereof of all representations as to factual matters, warranties and statements of fact made in any of the Documents;
4.4	the authority, capacity and power of each of the persons signing the Documents submitted to us (other than directors or officers of the Company);
4.5	that the Company will continue into Bermuda as an exempted company in accordance with the provisions of the Companies Act ; and
4.6	that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would have any implication in relation to the opinions expressed herein.
5.	Opinion
Based upon and subject hereto, and further subject to any matters not disclosed to us, we are of the opinion that, as at today's date, the statements under the caption "Tax Considerations - Bermuda Tax Considerations" in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Bermuda law, are accurate in all material respects and that such statements constitute our opinion.
6.	Disclosure
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm and the opinions attributed to us under the captions "Tax Considerations - Bermuda Tax Considerations" and "Legal Matters" in the prospectus attached thereto, without admitting that we are "experts", within the meaning of the Securities Act or the rules and regulations of the Commission thereunder, with respect to any part of the Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under section 7 of the Securities Act.
We assume no responsibility to review or update this opinion if applicable law or the existing facts or circumstances should change after the date hereof.

Yours faithfully
/s/ MJM LIMITED
MJM LIMITED